UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2022 (July 27, 2022)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

Amendment to Revolving Credit Facility

On July 27, 2022, Transocean Inc. (the “Company”), Citibank, N.A., as administrative agent, certain lenders and, for the limited purposes set forth therein, Transocean Ltd. and certain of the Company’s subsidiaries entered into the fifth amendment (the “Amendment”) to the Company’s credit agreement dated June 22, 2018 (as amended, the “Revolving Credit Facility”). The Amendment amended the Revolving Credit Facility to, among other things, (i) extend the maturity date to June 22, 2025 from June 22, 2023 with respect to the 2025 Extended Commitments (as hereinafter defined), subject to (a) permitted extensions thereof in accordance with the terms of the Revolving Credit Facility and (b) certain early maturity triggers, including if on any date the aggregate amount of scheduled principal repayments of indebtedness (excluding certain specified indebtedness) due within 91 days thereof is equal to or in excess of $200 million and available cash (pro forma for the repayment of such debt) is less than $250 million, (ii) reduce the borrowing capacity from $1.33 billion to $773.5 million until June 22, 2023, and thereafter reduce the borrowing capacity to $600 million until June 22, 2025 (the “2025 Extended Commitments”), including a reduction in the sublimit for the issuance of letters of credit from $500 million to $350 million, (iii) replace the Company’s ability to borrow under the Revolving Credit Facility at the reserve adjusted London Interbank Offered Rate plus a margin (the “Revolving Credit Facility Margin”) with the ability to borrow under the Revolving Credit Facility at a forward looking term rate based on the secured overnight financing rate (“Term SOFR”) plus the Revolving Credit Facility Margin and a Term SOFR spread adjustment of 0.10%, (iv) decrease the required available cash needed as a condition to borrowing from $500 million to $325 million, (v) require the Company to prepay outstanding borrowings under the Revolving Credit Facility if its available cash exceeds $325 million and (vi) permit the refinancing of certain indebtedness, subject to certain conditions, including limitations relating to liens, guarantees and maturity of any such refinanced indebtedness.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete document, which is filed as Exhibit 10.1 to this Current Report. For a description of the Revolving Credit Facility, see also Item 7 of Transocean Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described in Item 1.01 is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement, dated July 27, 2022, among Transocean Inc., the lenders and issuing banks parties thereto, Citibank, N.A., as administrative agent, and for the limited purposes set forth therein, Transocean Ltd. and certain of Transocean Inc.’s subsidiaries.
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: August 1, 2022	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person